Exhibit 99.01

Ken Tinsley	Karli Overmier
Investor Relations	Public Relations
Opsware Inc.	Barokas Public Relations
408-212-5241	206-344-3132
ktinsley@opsware.com	karli@barokas.com

OPSWARE INC. REPORTS RECORD CUSTOMER GROWTH IN Q1

•                  Signs more than double the number of deals over previous quarter

•                  Revenue of $12.6 million for the quarter; At top end of guidance

•                  Non-EDS revenue growth of 200% year over year

Sunnyvale, CA – May 19, 2005 – Opsware Inc. (NASDAQ: OPSW), the leading provider of IT automation and utility computing software, today reported results for its first quarter ended April 30, 2005, highlighted by more than twice the number of new customer deals signed compared to the prior quarter.

Net revenue totaled $12.6 million for the quarter ended April 30, 2005, up more than 70% from the same quarter last year.

GAAP net loss for the quarter was approximately $5.1 million or $(0.05) per share and included non-cash charges of approximately $2.0 million relating to the acquisition of Rendition Networks.  Excluding these non-cash charges, non-GAAP net loss was $3.1 million or $(0.03) per share.  A reconciliation between net loss on GAAP and non-GAAP bases is provided in a table immediately following the Condensed Consolidated Statements of Operations attached to this release.

“We are pleased with our sales momentum and the acceleration in market demand for Opsware,” said Ben Horowitz, president and CEO of Opsware Inc. “During the quarter, we signed more than twice the number of customer transactions than the previous quarter and grew our non-EDS revenue by more than 200% year over year.”

The company will provide additional detail on its financial results and forward looking guidance related to its business and financial condition on the conference call referenced below.

About the Conference Call

Opsware management will host a conference call on Thursday, May 19, 2005 beginning at 1:30 p.m. PT (4:30 p.m. ET) to detail today’s announcement.  Interested parties may access the conference call by dialing (800) 289-0493.  A live audio version and replay of the conference call will be available on the Investor Relations section of Opsware’s web site at http://investor.opsware.com.

About Opsware Inc. (NASDAQ: OPSW)

Opsware Inc. is the world’s leading IT automation and utility computing software company. The growth of the Internet is driving a shift from client/server computing to Web architecture. With this shift comes an overwhelming proliferation of servers, network devices and applications, creating massive complexity that makes an automated IT model a necessity. The Opsware System automates the complete IT lifecycle and delivers utility computing by enabling IT to automatically provision, patch, configure, secure, change, scale, audit, recover, consolidate, migrate, and reallocate servers, network devices and applications. Over 250 of the world’s largest companies, outsourcers and government agencies use Opsware to deliver this new, automated model of IT. For more information on Opsware Inc., please visit our web site at www.opsware.com.

This press release contains forward-looking statements within the meaning of the federal securities laws regarding expectations of the market for our software and our opportunities in that market.  These forward-looking statements are based on current information and expectations, and are subject to risks and uncertainties that could cause actual events or results to differ materially from these statements including without limitation: that the IT automation software market is relatively new, and our business will suffer if the market does not develop as we expect, that there is unproven demand for our Opsware automation software and that future revenue from sales of Opsware automation software is uncertain.  Additional information about these and other risks and uncertainties that could cause actual events or results to differ materially from those in any forward-looking statement is contained under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Form 10-K for the annual period ended January 31, 2005 that we filed with the Securities and Exchange Commission, and subsequent filings with the SEC.  We assume no obligation to update the information in this press release, to revise any forward-looking statements or to update the reasons actual events or results could differ materially from those anticipated in the forward-looking statements.

Opsware is a service mark and trademark of Opsware Inc.

###

OPSWARE INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	April 30, 2005	January 31, 2005
	(unaudited)	(A)
ASSETS
Current assets:
Cash and cash equivalents	$102,968	$118,615
Accounts receivable, net	4,819	3,895
Prepaid expenses and other current assets	3,935	3,506

Total current assets	111,722	126,016
Property and equipment, net	4,352	4,113
Restricted cash	2,480	2,740
Prepaid rent	2,017	2,185
Other assets	354	818
Intangibles, net	9,831	4,125
Goodwill	27,608	3,594

Total assets	$158,364	$143,591

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$552	$882
Accrued data center facility costs	328	328
Other accrued liabilities	5,347	4,674
Advances from customers	4,642	8,855
Deferred revenue, current portion	14,716	9,840
Accrued restructuring costs, current portion	232	233
Capital lease obligations, current portion	17	—

Total current liabilities	25,834	24,812
Capital lease obligations, net of current portion	81	—
Deferred revenue, net of current portion	1,194	651
Accrued restructuring costs, net of current portion	1,411	1,466

Commitments and contingencies

Stockholders’ equity:
Common stock	98	95
Additional paid-in capital	604,569	585,204
Notes receivable from stockholders	—	(1)
Deferred stock compensation	(1,163)	(106)
Accumulated deficit	(473,648)	(468,519)
Accumulated other comprehensive income	(12)	(11)

Total stockholders’ equity	129,844	116,662

Total liabilities and stockholders’ equity	$158,364	$143,591

(A)                              The balance sheet at January 31, 2005 has been derived from the audited consolidated financial statements at that date, but does not include all the information and footnotes required by generally accepted accounting principles for complete financial statements.

OPSWARE INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended April 30,
	2005	2004
	(unaudited)
Revenues:
License revenue	$8,149	$5,428
Services revenue	4,466	1,910
Net revenues	12,615	7,338

Cost and expenses:
Cost of license revenue	80	46
Cost of services revenue*	2,939	1,667
Cost of developed technology	404	138
Research and development*	5,374	2,587
Sales and marketing*	5,017	3,068
General and administrative*	2,633	1,395
Restructuring costs (recoveries), net	(18)	(150)
Amortization (reversal) of deferred stock compensation	415	(122)
Amortization of intangibles	321	122
Purchased in-process research and development	1,190	610
Total cost and expenses	18,355	9,361
Loss from operations	(5,740)	(2,023)

Gain (loss) on sale of assets and liabilities from Managed Services Business	(33)	4,280
Interest and other income (expense), net	646	133
Income (loss) before income taxes	(5,127)	2,390

Provision for income taxes	2	373
Net income (loss)	$(5,129)	$2,017

Basic net income (loss) per share	$(0.05)	$0.02
Diluted net income (loss) per share	$(0.05)	$0.02

Shares used in computing basic net income (loss) per share	97,627	82,051
Shares used in computing diluted net income (loss) per share	97,627	89,542

*                 Excludes amortization (reversal) of deferred stock compensation of the following (1):

Cost of services revenue	$3	$(175)
Research and development	89	32
Sales and marketing	60	1
General and administrative	263	20
Total amortization (reversal) of deferred stock compensation	$415	$(122)

(1)          Given the non-cash nature of the expense, we believe presenting amortization (reversal) of deferred stock compensation in a separate line item more accurately reflects the results of our individual operating categories.

A reconciliation between net income (loss) on GAAP and non-GAAP bases is as follows:

Three Months Ended April 30, 2005
(unaudited)
GAAP net income (loss)	$(5,129)
Purchased in-process research and development (2)	1,190
Amortization (reversal) of deferred stock compensation (2)	415
Amortization of intangibles (2)	387
Non-GAAP net loss	$(3,137)

GAAP diluted net loss per share	$(0.05)
Non-GAAP net loss per share	$(0.03)

(2)          Given that these entries relate to the one time charge in connection with the acquisition of Rendition Networks, we believe that the non-GAAP net loss and non-GAAP net loss per share, which excludes the effect of these entries, more accurately reflects the operating activities of the software business.  Management believes that these non-GAAP measures provide investors with an alternative method for assessing the company’s operations in a manner that more accurately reflects the operating activities of our software business.  Management uses these non-GAAP measures to evaluate its financial results, develop budgets, and manage expenditures.

OPSWARE INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended April 30,
	2005	2004
Operating activities:
Net income (loss)	$(5,129)	$2,017
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	775	593
Amortization of intangibles	724	260
Amortization (reversal) of deferred stock compensation	415	(122)
Non-cash charges (benefit) related to equity transactions	(263)	(248)
Recovery on disposal of property and equipment	—	(6)
Purchased in-process research and development	1,190	610
Changes in operating assets and liabilities:
Accounts receivable	376	(453)
Prepaid expenses, other current assets and other assets	(440)	(278)
Prepaid rent	168	198
Accounts payable	(330)	314
Accrued data center facility costs	—	(4,280)
Other accrued liabilities	386	(996)
Advances from customers	(4,213)	(246)
Deferred revenue	5,178	3,828
Accrued restructuring costs	(56)	(92)
Net cash provided by (used in) operating activities	(1,219)	1,099

Investing activities:
Net cash provided by (used in) investing activities	(15,628)	42

Financing activities:
Net cash provided by financing activities	1,200	1,562

Net increase (decrease) in cash and cash equivalents	(15,647)	2,703
Cash and cash equivalents at beginning of period	118,615	55,205
Cash and cash equivalents at end of period	$102,968	$57,908

Supplemental disclosures of cash flow information Cash paid for interest	$—	$1
Supplemental schedule of non-cash investing and financing activities Cancellation of stockholders’ notes receivable	$—	$13